SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2004

Hurry, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-21486	58-2037452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box K

Ellijay, Georgia 30540

(Address of Principal Executive Offices)

(706) 636-1060

(Registrant’s telephone number, including area code)

Item 5.	Other Events

On February 2, 2004, the Company issued the press release attached as Exhibit 99.1 announcing a final liquidating distribution to shareholders of record as of the close of business on February 17, 2004 and the cessation of trading of the Company’s Class A Common Stock, the closure of the Company’s stock transfer books and the dissolution of the Company, each as of the close of business on February 17, 2004.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

Exhibit No.	Description

99.1	Press Release dated February 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HURRY, INC.
(Registrant)

Date:	February 5, 2004	By:	/s/ Harry A. Blazer
		Name:	Harry A. Blazer
		Title:	Chairman, President and Chief Executive Officer